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Exhibit 10.5

FIFTH AMENDMENT TO LEASE

I.     PARTIES AND DATE.

        This Fifth Amendment to Lease (the "Amendment") dated February 5, 2004, is by and between THE IRVINE COMPANY ("Landlord"), and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation ("Tenant").

II.    RECITALS.

        Landlord and Tenant entered into an undated lease for space in two (2) buildings located at 340 Commerce and at 350 Commerce, Suite 200, Irvine, California, which lease was amended by a First Amendment to Lease dated May 1, 2000 wherein approximately 25,277 rentable square feet of space was added within the building located at 350 Commerce, Irvine, California, by Second Amendment to Lease dated June 17, 2002, and by a Third Amendment to Lease dated September 12, 2002, and by a Fourth Amendment to Lease dated October 14, 2003 wherein approximately 14,162 rentable square feet of space was added at 350 Commerce, Suite 150, Irvine, California (said lease, as so amended, the "Lease").

        Landlord and Tenant each desire to further modify the Lease to add approximately 11,864 rentable square feet of space in a building located at 300 Commerce, Suite 100, Irvine, California, which space is more particularly described on EXHIBIT A attached to this Amendment and herein referred to as the ("300 Commerce Premises"), to adjust the Basic Rent, and to make such other modifications as are set forth in "III. MODIFICATIONS" next below.

        On October 30, 2003, Landlord and Tenant entered into a Month to Month Industrial Space Lease for the 300 Commerce Premises (the "Month to Month Lease"), which Month to Month Lease shall terminate at 11:59 P.M. on the day preceding the "Commencement Date for the 300 Commerce Premises" (defined below).

III.  MODIFICATIONS.

        A.    Premises.    From and after the Commencement Date of the 300 Commerce Premises, the 300 Commerce Premises together with the "Premises" described in the Lease, shall collectively constitute the "Premises" under the Lease.

        B.    Building.    All references to the "Building" in the Lease shall be amended to refer to the three (3) buildings located at 300 Commerce (the "300 Commerce Building"), 340 Commerce (the "340 Commerce Building") and 350 Commerce (the "350 Commerce Building"), Irvine, California, either collectively or individually as the context may reasonably require.

        C.    Basic Lease Provisions.    The Basic Lease Provisions are hereby amended as follows:

          1.     Effective as of the "Commencement Date for the 300 Commerce Premises", (as defined in this Amendment), Item 1 shall be deleted in its entirety and substituted therefore shall be the following:

      "1. Premises: The Premises (more particularly described in Section 2.1) consists of space located in three (3) buildings, commonly known as:

      "Building 1"—340 Commerce, Irvine, California
      "Building 2"—350 Commerce, Irvine, California
      "Building 3"—300 Commerce, Irvine, California".

          2.     Item 4 is hereby amended by adding the following:

      "Commencement Date for the 300 Commerce Premises: February 1, 2004"

          3.     Item 6 is hereby amended by adding the following:

      "Basic Rent for the 300 Commerce Premises: Commencing on the Commencement Date for the 300 Commerce Premises, the Basic Rent for the 300 Commerce Premises shall be Seventeen Thousand Two Hundred Three Dollars ($17,203.00) per month, based on $1.45 per rentable square foot."

          4.     Effective as of the Commencement Date for the 300 Commerce Premises, Item 8 shall be deleted in its entirety and substituted therefore shall be the following:

      "8. Floor Area of Premises: Approximately 118,584 rentable square feet comprised as follows:

      340 Commerce Building—approximately 53,360 rentable square feet
      350 Commerce Building—approximately 53,360 rentable square feet
      300 Commerce Building—approximately 11,864 rentable square feet"

          5.     Effective as of the Commencement Date for the 300 Commerce Premises, Item 14 shall be deleted in its entirety and substituted therefor shall be the following:

      "14. Vehicle Parking Spaces: Four hundred seventy-one (471)"

        D.    Acceptance of Premises.    Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an "as-is" basis without further obligation on Landlord's part as to improvements whatsoever.

IV.    GENERAL.

        A.    Effect of Amendments.    The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

        B.    Entire Agreement.    This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

        C.    Counterparts.    If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

        D.    Defined Terms.    All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

        E.    Corporate and Partnership Authority.    If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

        F.    Attorneys' Fees.    The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V. EXECUTION.

        Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:		TENANT:
THE IRVINE COMPANY		NEW CENTURY MORGAGE CORPORATION, a Delaware corporation
By:	/s/ DONALD S. MCNUTT Donald S. McNutt, Senior Vice President Leasing, Office Properties	By:	/s/ ELISE LUCKHAM Name: Elise Luckham Title: Vice President-Corporate Services
By:	/s/ STEVEN E. CLATON Steven E. Claton, Vice President Operations, Office Properties	By:	Name: Title:

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  Exhibit 10.5
FIFTH AMENDMENT TO LEASE